UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	December 12, 2011

Così, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50052	06-1393745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1751 Lake Cook Road, Suite 600; Deerfield, Illinois		60015
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:	(847) 597-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Employment Agreement of Carin L. Stutz

On December 12, 2011, Così, Inc. (the “Company”), entered into an employment agreement with Carin L. Stutz, dated December 12, 2011, in which Ms. Stutz agreed to serve as the Company’s new Chief Executive Officer and President, effective January 1, 2012.  The initial term of employment under the agreement is five years and will be extended automatically for one-year periods thereafter, unless earlier terminated.  Under the terms of the employment agreement, Ms. Stutz will receive an annual base salary of $460,000, and a bonus of up to 100% of her base salary and up to 50,000 shares of either restricted stock or restricted stock units.  Prior to the end of the first quarter of 2012, Ms. Stutz and the Board of Directors of the Company (the “Board”) will confer to set targets, metrics, and goals for the Company and executive performance for the purposes of determining Ms. Stutz’s bonus.  Any shares of stock awarded as a bonus will be subject to a five-year, 20% per annum vesting schedule.

 In addition, as long-term incentive compensation, Ms. Stutz will be entitled to a grant of 1,000,000 shares of either restricted stock or restricted stock units, subject to the following vesting schedule:

•
20% upon the occurrence of both of the following conditions: (1) Ms. Stutz shall have been continuously employed by the Company for at least one year, and (2) the closing price of the Company’s common stock shall have exceeded $1.25 (as adjusted for stock splits or similar events) for a period of 30 consecutive trading days;

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20% upon the occurrence of both of the following conditions: (1) Ms. Stutz shall have been continuously employed by the Company for at least two years, and (2) the closing price of the Company’s common stock shall have exceeded $2.00 (as adjusted for stock splits or similar events) for a period of 30 consecutive trading days;

•
20% upon the occurrence of both of the following conditions: (1) Ms. Stutz shall have been continuously employed by the Company for at least three years, and (2) the closing price of the Company’s common stock shall have exceeded $2.75 (as adjusted for stock splits or similar events) for a period of 30 consecutive trading days;

•
20% upon the occurrence of both of the following conditions: (1) Ms. Stutz shall have been continuously employed by the Company for at least four years, and (2) the closing price of the Company’s common stock shall have exceeded $3.50 (as adjusted for stock splits or similar events) for a period of 30 consecutive trading days; and

•
20% upon the occurrence of both of the following conditions: (1) Ms. Stutz shall have been continuously employed by the Company for at least five years, and (2) the closing price of the Company’s common stock shall have exceeded $4.50 (as adjusted for stock splits or similar events) for a period of 30 consecutive trading days.

So long as the time vesting condition has been satisfied, the performance vesting condition may be satisfied at any time provided Ms. Stutz remains continuously employed by the Company through and including the vesting date.  During the term of her employment, Ms. Stutz is required to retain at least 50% of all shares granted as part of the annual bonus and the long-term incentive award.

In addition, if Ms. Stutz is terminated without “cause” or Ms. Stutz resigns under circumstances constituting “good reason,” she is entitled to receive: (i) (A) her base salary through the date of termination, if not previously paid, (B) the amount of any accrued but unpaid annual bonus, (C) all accrued benefits, if any, and (D) 12 months of her base salary (provided that if such termination occurs prior to the first anniversary of the agreement, then such salary continuation will be for a period equal to 24 months less the number of full months elapsed since the date of the agreement), (ii) the right to retain any shares that would have vested if not terminated prior to the date six months following the date of termination, and (iii) continuation of health insurance benefits for the lesser of 12 months or the balance of the employment period.

If Ms. Stutz is terminated without “cause” at any time within one year following a “change in control” or is terminated prior to a “change in control” in anticipation of such “change in control,” she is entitled to receive the same compensation she would be entitled to receive if she were terminated without “cause” or resigned under circumstances constituting “good reason,” described above, except that in lieu of receiving 12 months of her base salary, she will be entitled to receive an amount equal to twice her base salary and any accrued but unpaid bonus.  In addition, all unvested restricted stock, restricted stock units, or other similar rights held by Ms. Stutz shall immediately vest.  The Company will also make certain additional payments to Ms. Stutz if the Company reasonably determines that payment of the compensation to which she is entitled upon a “change in control” would give rise to “excess parachute payments” under the Internal Revenue Code of 1986, as amended, and would subject Ms. Stutz to an excise tax.

If Ms. Stutz’s employment terminates upon death, she is entitled to receive all accrued benefits, if any.  If Ms. Stutz’s employment terminates for cause or disability or Ms. Stutz resigns under circumstances not constituting “good reason,” she is entitled to receive her base salary through the date of termination and all accrued benefits, if any, through the date of termination.  If Ms. Stutz is terminated for cause or she resigns under circumstances not constituting “good reason,” all unvested restricted stock, restricted stock units or similar equity awards will be forfeited.

Ms. Stutz is further entitled to the standard benefits available to the Company’s executives generally, including health insurance, life and disability coverage, and participation in the Company’s 401(k) Savings Plan.  The agreement contains standard confidentiality, non-competition and non-solicitation provisions.  Ms. Stutz will also be entitled to reimbursement for reasonable out-of-pocket expenses incurred in connection with her relocation expenses and sale of her home up to $100,000.  The Company, or another party at the Company’s direction, will purchase Ms. Stutz’s home at the appraised market value if the sale of her home does not close within 180 days from the effective date.

The employment agreement between the Company and Ms. Stutz is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated in this Item 1.01 in its entirety by reference.

Agreement of Stephen F. Edwards.

On December 12, 2011, the Company entered into an agreement with Stephen F. Edwards, dated December 12, 2011, in which Mr. Edwards agreed to serve as the Company’s new Executive Chair of the Board, effective January 1, 2012.  The agreement provides for an initial one-year term and is terminable at any time.  Mr. Edwards will receive annual base compensation of $100,000 and, as long-term incentive compensation, he will receive a grant of 100,000 shares of restricted stock that will vest at a rate of 25,000 shares every three months.

As Executive Chair, Mr. Edwards will have the following principal responsibilities, among others: (i) serve as the lead director, chair the meetings of the Board and otherwise administer the affairs of the Board; (ii) serve as the primary liaison between the Board and the Company’s management; (iii) provide guidance to the Chief Executive Officer and other management in the development of the Company’s strategic plan and annual budget; (iv) in consultation with the Chief Executive Officer, lead the Company’s capital raising efforts; (v) support the senior management’s interactions with stockholders, analysts and other external constituencies; and (vi) lead the evaluation of any significant transactions.

The agreement between the Company and Mr. Edwards is filed as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated in this Item 1.01 in its entirety by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  In connection with the appointment of Carin L. Stutz as Chief Executive Officer and President of the Company and the appointment of Stephen F. Edwards as Executive Chair of the Board, Mark S. Demilio will resign as interim Chief Executive Officer and Chairman of the Board of the Company, effective January 1, 2012.  Mr. Demilio will continue to serve as a director of the Company.  Mr. Demilio was appointed Chairman of the Board on March 9, 2010 and has been a member of the Board since April 2004.  He had been appointed by the Board to serve as the Company’s interim Chief Executive Officer on August 31, 2011 to fill the vacancy in the position as a result of the resignation of Mr. James Hyatt as Chief Executive Officer and President of the Company on August 29, 2011.

(c)  On December 12, 2011, the Board, based on the unanimous recommendation of the Search Committee of the Board, appointed Carin L. Stutz to serve as the Chief Executive Officer and President of the Company, effective January 1, 2012.

Prior to joining the Company, Ms. Stutz (age 54) served as President of Global Business Development at Brinker International, Inc. (“Brinker”), having been appointed to this position in December 2010, and previously serving as Senior Vice President of Strategic Operations of

Brinker from December 2009 to December 2010, and Senior Vice President and Chief Operations Officer for Global Business Development of Brinker from June 2009 to December 2009.  Prior to joining Brinker, Ms. Stutz was employed by Applebee’s International, Inc. from 1999 to 2007, serving in various roles, most recently as Executive Vice President of Operations from January 2005 to November 2007.  Previously, Ms. Stutz was Division Vice President with Wendy’s International, Inc., Regional Operations Vice President for Sodexho, USA, and Vice President of Corporate Operations for NutriSystem, Inc. Prior to 1990, Ms. Stutz was employed for 12 years with Wendy’s International, Inc.  Ms. Stutz is a member of the Women’s Foodservice Forum, serving in various leadership roles, most recently as Chair of the Executive Committee.  Ms. Stutz holds a Bachelor of Science degree from Western Illinois University and an Master of Business Administration degree from Mid American Nazarene University.

The appointment of Ms. Stutz was not pursuant to any arrangement or understanding between her and any other person.  Ms. Stutz is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A description of the material terms of Ms. Stutz’s employment contact is set forth in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

(d)  On December 12, 2011, the Board appointed Carin L. Stutz to serve as a director of the Company, effective January 1, 2012.  Ms. Stutz was not appointed to serve on any committees of the Board.  The appointment of Ms. Stutz was not pursuant to any arrangement or understanding between her and any other person. Ms. Stutz is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On December 12, 2011, the Company issued a press release announcing the appointment of Carin L. Stutz as Chief Executive Officer and President of the Company and the appointment of Stephen F. Edwards as Executive Chair of the Board.  A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated December 12, 2011, between Carin L. Stutz and Così, Inc.

10.2	Agreement, dated December 12, 2011, between Stephen F. Edwards and Così, Inc.

99.1	Press Release of Così, Inc., dated December 12, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2011	Così, Inc.

	By:	/s/ Mark S. Demilio
Name: Mark S. Demilio
Title: Interim CEO

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

10.1	Employment Agreement, dated December 12, 2011, between Carin Stutz and Così, Inc.	E

10.2	Agreement, dated December 12, 2011, between Stephen Edwards and Così, Inc.	E

99.1	Press Release of Così, Inc., dated December 12, 2011	E